Exhibit 99.1

News Release

IHS and Markit Complete Merger to Form Global Information Powerhouse

IHS Markit debuts as leader in critical information, analytics and solutions

LONDON (July 12, 2016, 21:05hrs BST) – IHS Inc. and Markit Ltd. today announced the completion of their previously announced merger to form IHS Markit (Nasdaq: INFO), a new leader in critical information, analytics and solutions that drive economies and markets worldwide. IHS Markit will begin trading tomorrow, July 13, 2016, on the Nasdaq Global Select Market under the trading symbol “INFO.”

“This merger is such an important milestone for our company, colleagues, customers, shareholders and the entire business information industry,” said Jerre Stead, chairman and chief executive officer of IHS Markit. “With our unique positions in energy, financial services and transportation, the sky is the limit in terms of the analytics and next-generation solutions we will provide to customers worldwide and across industries, as the new global information leader.”

Lance Uggla, president of IHS Markit, said: “IHS Markit will leverage best-in-class technologies to enhance the way our customers access information, analytics and solutions. Our expertise in the industries and markets that drive the global economy will allow us to provide our customers with the tools they need to make better decisions and gain a clear competitive advantage.”

In accordance with the terms of the merger agreement, IHS stockholders will receive 3.5566 common shares of Markit (now renamed IHS Markit) in exchange for each share of IHS common stock, which will no longer be publicly traded.

On March 21, 2016, IHS and Markit first announced the signing of a definitive agreement under which the companies would combine in an all-share merger of equals. IHS Markit has more than 50,000 key business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions, creating significant cross-selling opportunities across multiple industries and governments. The combined company’s reported results for fiscal year 2015 include approximately $3.3 billion in revenue, $1.2 billion in adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and $800 million in free cash flow.

The new 11-member board of directors for IHS Markit consists of: Dinyar Devitre, Ruann Ernst, William Ford, Balakrishnan Iyer, Robert Kelly, Deborah McWhinney, Jean-Paul Montupet, Richard Roedel, James Rosenthal, Jerre Stead and Lance Uggla.

Conference Call and Webcast Information

IHS Markit executive management will conduct a conference call and webcast to discuss this news release on July 13, 2016 at 8:00 a.m. Eastern Daylight Time. To hear the live event, visit http://investor.ihs.com and log in at least 15 minutes prior to the start of the webcast.

A replay of the webcast will be available approximately two hours after the conclusion of the live event on July 13. To access the webcast recording, visit the same website link above.

About IHS Markit

IHS Markit (Nasdaq: INFO) is a world leader in critical information, analytics and solutions for the major industries and markets that drive economies worldwide. The company delivers next-generation information, analytics and solutions to customers in business, finance and government, improving their operational efficiency and providing deep insights that lead to well-informed, confident decisions. IHS Markit has more than 50,000 key business and government customers, including 80 percent of the Fortune Global 500 and the world’s leading financial institutions. Headquartered in London, IHS Markit is committed to sustainable, profitable growth.

IHS Markit is a registered trademark of IHS Markit Ltd. All other company and product names may be trademarks of their respective owners © 2016 IHS Markit Ltd. All rights reserved.

News Media Contacts	Investor Relations Contacts

Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	eric.boyer@ihs.com

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the anticipated benefits of the transaction. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to, (i) the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations, (ii) the ability of IHS Markit to integrate the business successfully and to achieve anticipated synergies, risks and costs, (iii) potential litigation relating to the proposed transaction that could be instituted against IHS, Markit or their respective directors, (iv) the ability of IHS Markit to retain and hire key personnel, (v) continued availability of capital and financing and rating agency actions, (vi) legislative, regulatory and economic developments and (vii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks, are more fully discussed in IHS Markit’s filings with the US Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on IHS Markit’s consolidated financial condition, results of operations, credit rating or liquidity. IHS Markit does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Note on GAAP and IFRS Reporting Standards

The financial information of IHS included herein was prepared in accordance with U.S. generally accepted accounting principles, or GAAP, while the financial information of Markit was prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board. As a result, the financial information of IHS and Markit may not be directly comparable. In addition, the combined company information for fiscal year 2015 was prepared based on a simple arithmetic sum of the results of each of IHS and Markit for fiscal year 2015. This combined company information was neither prepared in accordance with Regulation S-X of the SEC’s rules for pro forma financial information nor adjusted for the fact that IHS operated, and IHS Markit will operate, under a fiscal year end of November 30th and Markit operated under a fiscal year of December 31st prior to completion of the merger. Accordingly, you should not place undue reliance on this information.

Note on Non-GAAP and Non-IFRS Financial Measures

Non-GAAP and non-IFRS results are presented only as a supplement to IHS’s and Markit’s financial statements based on GAAP and IFRS, respectively. Non-GAAP and non-IFRS financial information is provided to enhance understanding of IHS’s and Markit’s financial performance, but none of these non-GAAP and non-IFRS financial measures are recognized terms under GAAP or IFRS and non-GAAP and non-IFRS measures should not be considered in isolation from, or as a substitute analysis for, IHS’s or Markit’s results of operations as determined in accordance with GAAP and IFRS, respectively. Definitions and reconciliations of non-GAAP and non-IFRS measures to the most directly comparable GAAP or IFRS measures are provided below in this release.

IHS and Markit used non-GAAP and non-IFRS measures, and IHS Markit uses non-GAAP measures, in their respective operational and financial decision making, and believe that it is useful to exclude certain items in order to focus on what they regard to be a more reliable indicator of the underlying operating performance of the business. As a result, internal management reports featured non-GAAP and non-IFRS measures, and for IHS Markit will feature non-GAAP measures, which are also used to prepare strategic plans and annual budgets and review management compensation. IHS Markit also believes that investors may find historical non-GAAP and non-IFRS financial measures for IHS and Markit, and non-GAAP measures for IHS Markit, useful for the same reasons, although investors are cautioned that non-GAAP and non-IFRS financial measures are not a substitute for GAAP and IFRS disclosures.

Non-GAAP and non-IFRS measures were, and non-GAAP measures are, frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to IHS, Markit and IHS Markit, many of which present non-GAAP and non-IFRS measures when reporting their results. Non-GAAP and non-IFRS measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP or IFRS, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or IFRS or operating cash flows determined in accordance with GAAP or IFRS. Non-GAAP and non-IFRS measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, results of operations as determined in accordance with GAAP and IFRS.

Reconciliation to Non-GAAP and Non-IFRS Financial Measures

ADJUSTED EBITDA FOR IHS

Adjusted EBITDA is equal to EBITDA, which is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization, and further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations).

The following table reconciles IHS profit for the period from continuing operations to our Adjusted EBITDA for the periods presented:

2015
Net income	240,193

Interest income	(933)
Interest expense	70,985
Provision for income taxes	48,853
Depreciation	84,958
Amortization related to acquired intangible assets	130,122
Stock-based compensation expense	128,916
Restructuring charges	39,359
Acquisition-related costs	1,472
Impairment of assets	1,243
Loss on sale of assets	—
Loss on debt extinguishment	—
Pension mark-to-market and settlement expense	2,492
Income from discontinued operations, net	(51,255)
Adjusted EBITDA	696,405

ADJUSTED EBITDA FOR MARKIT

Adjusted EBITDA is defined as profit for the period from continuing operations before income taxes, net finance costs, depreciation and amortisation on fixed assets and intangible assets (including acquisition related intangible assets), acquisition related items, exceptional items, share based compensation and related items, net other gains or losses, including Adjusted EBITDA attributable to joint ventures and excluding Adjusted EBITDA attributable to non-controlling interests.

The following table reconciles Markit’s profit for the period from continuing operations to our Adjusted EBITDA for the period presented:

($ in millions)	For the year ended December 31, 2015
Profit for the period	152.1
Income tax expense	70.0
Finance costs – net	18.9
Depreciation and amortisation – other	107.0
Amortisation – acquisition related	63.7
Acquisition related items	4.2
Exceptional items	48.7
Share based compensation and related items	50.8
Other (gains) / losses – net	(13.7)
Share of results from joint venture not attributable to Adjusted EBITDA	(2.4)
Adjusted EBITDA attributable to non-controlling interests	(2.4)
Adjusted EBITDA	496.9

FREE CASH FLOW FOR IHS

Free cash flow is defined as net cash provided by operating activities less capital expenditures.

The following table reconciles IHS net cash generated by or used in operating activities to free cash flow.

2015
Net cash generated by operating activities	612.6

Capital expenditures on property and equipment	(122.9)

Free cash flow	489.7

FREE CASH FLOW FOR MARKIT

Free cash flow is defined as net cash generated by or used in operating activities, less capital expenditure, purchases of property, plant and equipment and intangible assets. The following table reconciles Markit’s net cash generated by or used in operating activities to free cash flow.

For the year ended December 31, 2015
Net cash generated by operating activities	405.6
Purchases of property, plant and equipment	(16.6)
Purchases of intangible assets	(100.5)
Free cash flow	288.5